Exhibit 99.2

SEMPRA ENERGY
Table F (Unaudited)

STATEMENTS OF OPERATIONS DATA BY SEGMENT
(Dollars in millions)
Three months ended September 30, 2021	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Mexico	Sempra LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$1,464	$1,106	$—	$597	$119	$(273)	$3,013
Cost of sales and other expenses	(843)	(840)	(1)	(343)	(265)	254	(2,038)
Aliso Canyon litigation and regulatory matters	—	(1,571)	—	—	—	—	(1,571)
Depreciation and amortization	(226)	(180)	—	(60)	(3)	(2)	(471)
Other income (expense), net	4	(39)	—	(16)	(1)	(3)	(55)
Income (loss) before interest and tax(1)	399	(1,524)	(1)	178	(150)	(24)	(1,122)
Net interest (expense) income	(104)	(39)	—	(31)	2	(71)	(243)
Income tax (expense) benefit	(90)	437	—	(24)	11	8	342
Equity earnings, net	—	—	207	47	137	—	391
(Earnings) losses attributable to noncontrolling interests	—	—	—	(6)	1	—	(5)
Preferred dividends	—	—	—	—	—	(11)	(11)
Earnings (losses) attributable to common shares	$205	$(1,126)	$206	$164	$1	$(98)	$(648)

Three months ended September 30, 2020	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Mexico	Sempra LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$1,472	$842	$—	$351	$63	$(84)	$2,644
Cost of sales and other expenses	(957)	(634)	—	(160)	(105)	66	(1,790)
Aliso Canyon litigation and regulatory matters	—	(27)	—	—	—	—	(27)
Depreciation and amortization	(200)	(165)	—	(47)	(2)	(4)	(418)
Other (expense) income, net	(2)	(7)	—	36	—	2	29
Income (loss) before interest and tax(1)	313	9	—	180	(44)	(20)	438
Net interest (expense) income	(102)	(39)	—	(17)	17	(96)	(237)
Income tax (expense) benefit	(33)	6	—	(92)	(18)	38	(99)
Equity earnings, net	—	—	209	1	116	—	326
Earnings attributable to noncontrolling interests	—	—	—	(22)	—	—	(22)
Preferred dividends	—	—	—	—	—	(48)	(48)
Earnings (losses) from continuing operations	$178	$(24)	$209	$50	$71	$(126)	358
Losses from discontinued operations(2)							(7)
Earnings attributable to common shares							$351
(1)     Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.
(2)     Represents post-closing adjustments related to the sale of our equity interests in our Chilean businesses.

SEMPRA ENERGY
Table F (Unaudited)

STATEMENTS OF OPERATIONS DATA BY SEGMENT
(Dollars in millions)
Nine months ended September 30, 2021	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Mexico	Sempra LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$4,119	$3,738	$—	$1,368	$367	$(579)	$9,013
Cost of sales and other expenses	(2,444)	(2,473)	(4)	(753)	(563)	529	(5,708)
Aliso Canyon litigation and regulatory matters	—	(1,571)	—	—	—	—	(1,571)
Depreciation and amortization	(659)	(533)	—	(168)	(8)	(8)	(1,376)
Other income (expense), net	61	(2)	—	(26)	(1)	20	52
Income (loss) before interest and tax(1)	1,077	(841)	(4)	421	(205)	(38)	410
Net interest (expense) income	(306)	(118)	—	(86)	13	(229)	(726)
Income tax (expense) benefit	(168)	335	—	(145)	(19)	42	45
Equity earnings, net	—	—	483	85	404	50	1,022
(Earnings) losses attributable to noncontrolling interests	—	—	—	(50)	1	1	(48)
Preferred dividends	—	(1)	—	—	—	(52)	(53)
Earnings (losses) attributable to common shares	$603	$(625)	$479	$225	$194	$(226)	$650

Nine months ended September 30, 2020	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Mexico	Sempra LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$3,976	$3,247	$—	$935	$255	$(214)	$8,199
Cost of sales and other expenses	(2,326)	(2,017)	—	(408)	(266)	153	(4,864)
Aliso Canyon litigation and regulatory matters	—	(127)	—	—	—	—	(127)
Depreciation and amortization	(598)	(486)	—	(141)	(7)	(10)	(1,242)
Other income (expense), net	47	21	—	(211)	—	(20)	(163)
Income (loss) before interest and tax(1)	1,099	638	—	175	(18)	(91)	1,803
Net interest (expense) income	(305)	(117)	—	(48)	26	(298)	(742)
Income tax (expense) benefit	(161)	(95)	—	161	(59)	94	(60)
Equity earnings (losses), net	—	—	458	207	257	(100)	822
(Earnings) losses attributable to noncontrolling interests	—	—	—	(193)	1	1	(191)
Preferred dividends	—	(1)	—	—	—	(121)	(122)
Earnings (losses) from continuing operations	$633	$425	$458	$302	$207	$(515)	1,510
Earnings from discontinued operations(2)							1,840
Earnings attributable to common shares							$3,350
(1)     Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.
(2)     Includes $1,747 million gain on the sale of our South American businesses in the second quarter of 2020.